UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 8, 2005, Tollgrade Communications, Inc. (the “Company”) entered into an amendment to the employment compensation arrangement with Carol M. Franklin, the Company’s Executive Vice President, Research and Development (the “Amendment”). Pursuant to the Amendment, and in connection with the assumption of an assignment at the Company’s Sarasota offices, Ms. Franklin’s annual base salary was increased by 10% for the duration of the assignment. In addition, Ms. Franklin will be eligible to receive a total of $10,000 in performance-based bonus payments, in the event certain objectives relating to the assignment are met. Notwithstanding the foregoing, Ms. Franklin is an “at-will” employee of the Company and is not a party to a written employment agreement with the Company.
ITEM 7.01 Regulation FD Disclosure
The Registrant elects to disclose under this Item 7.01 pursuant to Regulation FD (17 CFR 243.100 - 243.103) the information contained in Exhibit 99.1 furnished herewith, which information is incorporated in this Item 7.01 by reference. Such information shall not be deemed to be filed hereunder for purposes of liability under the Securities Exchange Act of 1934 or for purposes of incorporation by reference in any registration statement filed by the Registrant under the Securities Act of 1933.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description
99.1	Information furnished pursuant to Regulation FD (17 CFR 243.100 — 243.103)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: November 10, 2005	By:	/s/ Sara M. Antol

Sara M. Antol
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Information furnished pursuant to Regulation FD (17 CFR 243.100 — 243.103)